                                                                   EXHIBIT 10.16
                                FOURTH AMENDMENT

                                       TO

                          LOAN AND SECURITY AGREEMENT

                 This Fourth Amendment ("Fourth Amendment"), dated as of this 29th day of December, 1994 to a Loan and Security Agreement originally dated October 30, 1991 and thereafter amended by amendments dated June 26, 1992, December 22, 1992 and August 6, 1993, is entered into by and between THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT"), a New York corporation, having an address at 1211 Avenue of the Americas, New York, New York 10036 and JPS CONVERTER AND INDUSTRIAL CORP. ("Debtor"), a Delaware corporation, having its principal executive offices at 555 N. Pleasantburg Drive, Greenville, South Carolina 29607.

                                    RECITALS

                 A. CIT and Debtor first entered into a Loan and Security Agreement (the "Original Loan Agreement"), dated October 30, 1991 and pursuant thereto made an initial loan to Debtor in the amount of $3,900,000.

                 B. CIT and Debtor thereafter entered into a First Amendment (the "First Amendment"), on June 26, 1992, amending the Original Loan Agreement in certain respects, and on the same date, CIT made a second loan to Debtor in the amount of $3,060,549.60.

                 C. Pursuant to a Second Amendment to Loan and Security Agreement dated as of December 22, 1992 (the "Second Amendment"), CIT made a third loan to Debtor in the amount of $2,419,934.

                 D. The Original Loan Agreement was thereafter further amended by a Third Amendment dated August 6, 1993, under the terms of which, CIT agreed to make up to $5,000,000 in additional loans to Debtor (the Original Loan Agreement, as amended to date by each of the foregoing amendments, is sometimes referred to herein as the "Amended Loan Agreement").

                 E. Debtor has requested that CIT make up to $5,000,000 in additional Loans to Debtor and CIT has agreed to make such Loans, subject to the terms of the Original Loan Agreement, as amended by each of the prior amendments, and as further amended by this Fourth Amendment.

                 NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereto hereby agree as follows:


                 SECTION 1.  DEFINED TERMS

                          1.1     Terms Defined in Original Loan Agreement.
Terms used herein which are not otherwise defined or modified herein, shall be used herein with the meanings set forth in the Amended Loan Agreement. Without limiting the generality of the foregoing, the term "Equipment" shall include, in addition to all items of Equipment previously financed by CIT, all Equipment financed with the proceeds of any of the Fourth Amendment Loans made pursuant to this Fourth Amendment; the term "Collateral" shall include, in addition to all Collateral in which Debtor has previously granted a security interest to Debtor, all additional Collateral in which Debtor has granted or will grant a security interest to CIT pursuant to this Fourth Amendment; and the term "Obligations" shall include, in addition to all Obligations of Debtor existing on the date hereof, all Obligations evidenced by the Further Notes or otherwise created or arising pursuant to this Fourth Amendment.

                          1.2     Additional Defined Terms.  The following
additional terms shall be added to the Amended Loan Agreement and inserted in their proper alphabetical sequence:

                 "Amended Loan Agreement" shall mean the Original Loan Agreement, as amended by Amendments dated June 26, 1992, December 22, 1992 and August 6, 1993.
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                 "Commitment Period for Fourth Amendment Loans" shall mean the period commencing on the Fourth Amendment Closing Date and ending on April 30, 1995.

                 "Fixed Rate Loan" means a Fourth Amendment Loan which bears interest at the Fixed Rate Option.

                 "Fixed Rate Option" means a Fourth Amendment Loan which bears interest at a rate which is fixed for the term of the Loan, as described in
Section 2.2(b) of the Fourth Amendment.

                 "Floating Rate Loan" means a Fourth Amendment Loan which bears interest at the Floating Rate Option.

                 "Floating Rate Option" means a Fourth Amendment Loan which bears interest at a rate which is adjusted at the beginning of each Interest Period, as provided in Section 2.2(b) of the Fourth Amendment.

                 "Fourth Amendment" shall mean the Fourth Amendment to Loan and Security Agreement.

                 "Fourth Amendment Closing Date" shall mean the date on which the Fourth Amendment is executed and delivered by the parties.

                 "Fourth Amendment Loan Commitment" shall mean the obligation of CIT described in Section 2.1 of the Fourth Amendment to make up to Five Million ($5,000,000) Dollars in Fourth Amendment Loans to Debtor during the Commitment Period for Fourth Amendment Loans.

                 "Fourth Amendment Loan Documents" shall mean the Fourth Amendment and the other agreements, instruments and certificates executed in connection with the making of the Fourth Amendment Loans, including each Further Note and Supplement, as any of the foregoing may be modified, amended, restated or extended.

                 "Fourth Amendment Loans" shall mean one or more of the additional loans made by CIT to Debtor pursuant to subsection 2.1 of the Fourth Amendment.

                 "Further Notes" shall mean the promissory notes of Debtor executed and delivered by Debtor to evidence the Fourth Amendment Loans, substantially in the form of Exhibit B, annexed to the Fourth Amendment, as the same may, from time to time, be modified, amended, restated or extended.

                 "Interest Period" means, with respect to any Loan, (i) the period from and including the date on which such Loan is made, to (but not including) the initial Installment Payment Date, and (ii) thereafter, each subsequent period shall commence on such initial Installment Payment Date (or, in the case of any Interest Period other than the first Interest Period, the Installment Payment Date immediately following the preceding Interest Period) and end on the day prior to the next succeeding Installment Payment Date. Notwithstanding the foregoing, any Interest Period which would otherwise end on a day which is not a Business Day shall extend to the next succeeding Business Day and interest shall accrue during such extension. Any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last day of a calendar month. Interest shall be charged for each day of each Interest Period.

                 "LIBOR" means, with respect to any Interest Period, the one-month rate of interest per annum at which deposits in U.S. dollars are offered to major banks in the London interbank market at approximately 11:00 a.m. (London time), as reported by the Telerate System page 3750 (or such other page as may replace page 3750 on such system for the purpose of reporting London Interbank Offered Rates of major banks) under the heading for British Bankers Association Interest Settlement Rates in the column designated "USD" (U.S. Dollar) two (2) Business Days before the first day of an Interest Period.

                 "Original Loan Agreement" shall mean the Loan and Security Agreement, as originally executed by Debtor and CIT on October 30, 1991.

                 "Subsection 2.3(a)(iii) Prepayment Percentage" shall mean, on the date of any prepayment of any of the




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Further Notes pursuant to Subsection 2.3(a)(iii) of the Amended Loan Agreement,
as further amended by the Fourth Amendment, the product obtained by multiplying
(x) 4%, in the case of a Fixed Rate Loan, or (y) 2%, in the case of a Floating Rate Loan, by a fraction, the numerator of which is the number of Installment Payment Dates under the terms of such Note remaining after the date of prepayment (including the Installment Payment Date, if any, on which such prepayment is made) and the denominator of which shall be (x) 60, in the case of a Fixed Rate Loan, or (y) 72, in the case of a Floating Rate Loan.

                 "Treasury Rate for Fourth Amendment Loans" shall mean a rate per annum equal to the yield to maturity for the United States Treasury obligation having a remaining term to maturity closest to four years as at the close of business on the third Business Day prior to the making of a Fourth Amendment Loan pursuant to the Fourth Amendment, as reported on page 5 ("U.S. Treasury and Money Markets") of the information ordinarily provided by Telerate Systems, Inc. If at any time such service shall no longer publish such rates, or shall publish the rate information in a different format, CIT shall select an alternative source which then publishes the yields on United States Treasury securities.

                          1.3     Modifications to Existing Definitions.  The
definitions of the following terms, which have been previously defined, shall be modified as follows:

                          (a) The definition of "Loan" or "Loans" is hereby amended by deleting the modification made by the Third Amendment and adding to the end of such definition, before the period, the following: "including, without limitation, all Third Amendment Loans and Fourth Amendment Loans."

             SECTION 2.  AMOUNT AND TERMS OF FOURTH AMENDMENT LOANS

                          2.1  Commitment.  Subject to the terms and conditions
of this Fourth Amendment and the Amended Loan Agreement, CIT agrees to make up to two (2) additional Loans to Debtor, from time to time during the Commitment Period for Fourth Amendment Loans, in accordance with the limitations described in this section, in an aggregate amount not to exceed Five Million ($5,000,000) Dollars; provided, that none of the Fourth Amendment Loans shall exceed seventy five (75%) percent of the Eligible Equipment Cost of the Equipment designated by Debtor on a Supplement with respect to such Fourth Amendment Loan; and provided, further, that the first of the Fourth Amendment Loans made hereunder shall be in a minimum amount of Four Million ($4,000,000) Dollars. The Equipment acquired by Debtor and financed by CIT in connection with any Fourth Amendment Loan shall consist of textile equipment which is satisfactory to CIT and which is selected from the Schedule annexed hereto as Exhibit A. Debtor shall give CIT at least ten Business Days' prior written notice of the date and amount of each proposed Fourth Amendment Loan, except in the case of the initial Fourth Amendment Loan, which may be made on at least two Business Days' notice. All Fourth Amendment Loans shall be funded by wire transfer of immediately available funds.

                          2.2  The Notes.  (a) Each Fourth Amendment Loan shall
be evidenced by a Note of Debtor, substantially in the form of Exhibit B hereto, with appropriate insertions therein as to amounts and dates. Each Further Note shall (i) be dated the date on which the Fourth Amendment Loan evidenced thereby is made; (ii) be for a term of seven (7) years from the date such Further Loan is made; and (iii) be stated to be repaid in eighty three consecutive equal monthly installments of principal, plus interest, which installments will be payable on the dates and in the amounts set forth in the respective Further Note. The sum of the scheduled principal payments for the first 83 installments of each such Note shall be sufficient to amortize 87.5% of the principal amount of the Loan, with a final installment due on the 84th month in an amount equal to the remaining principal balance, plus accrued interest thereon.

                 (b) Each of the Fourth Amendment Loans shall bear interest at either (i) a rate equal to the Treasury Rate for Fourth Amendment Loans plus three and seven one-hundredths (3.07%) percent per annum (the "Fixed Rate Option"), or (ii) LIBOR plus three and twenty-five one-hundredths (3.25%) percent per annum (the "Floating Rate Option"). Debtor shall select the interest rate option no later than three Business Days prior to the date on which a Fourth Amendment Loan is made. Once selected, the interest rate option selected shall remain in effect for the term of the applicable loan. If the Floating Rate Option is selected, the interest rate shall be adjusted upward or downward on the first day of each Interest Period to reflect the applicable LIBOR rate in effect on the first day of such Interest Period.

                 (c) Any amount not paid when due under a Further Note shall bear late charges thereon, calculated at the Late Charge Rate, from the due date thereof until such amount shall be paid in full.





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

                 (d) Each Further Note shall be identified with the Equipment financed by the Fourth Amendment Loan it evidences by reference to the Supplement covering that Equipment. That identification of each Further Note is for convenience of reference only and is not intended to imply that any Note (including any Further Note) is collateralized only by the Equipment identified with it; all Notes being equally secured by all Equipment.

                          2.3  Prepayment.  Subsection 2.3(a) of the Amended
Loan Agreement is amended by adding the following new paragraph:

                                        "(iii)  A Note evidencing a Fourth
                          Amendment Loan may not be prepaid (x) during the first twenty-four (24) months of the term in the case of a Fixed Rate Loan, and (y) during the first twelve
                          (12) months of the term, in the case of a Floating Rate Loan. Commencing on the twenty-fifth Installment Payment Date (for a Fixed Rate Loan) and on the thirteenth (13) Installment Payment Date (for a Floating Rate Loan), a Loan may be prepaid in full, together with all interest accrued thereon, all other amounts due and owing hereunder and a prepayment premium determined by multiplying (A) the unpaid principal amount of the applicable Note by (B) the applicable Subsection 2.3(a)(iii) Prepayment Percentage."

                          2.4  Other Provisions.  The remaining provisions of
Section 2 of the Original Loan Agreement, including Section 2.4 ("Use of Proceeds"), Section 2.5 ("Manner of Payment"), Section 2.6 ("Payment on Non-Business Days"), Section 2.7 ("Interest Limits"), and Section 2.8 ("Liability for Returned Payments"), shall be equally applicable to each and all of the Fourth Amendment Loans to the same extent as if set forth at length herein.

                 SECTION 3.  CONDITIONS PRECEDENT TO THE
                                   FOURTH AMENDMENT LOANS.

                          3.1  Conditions Precedent to the First of the Fourth
Amendment Loans. CIT shall not be required to make the first of the Fourth Amendment Loans hereunder unless on the Closing Date of such Fourth Amendment
Loan:

                                  (a)  Certificate of Incumbency of Debtor.
                 CIT shall have received a certificate of incumbency of Debtor, signed by the Secretary or Assistant Secretary of Debtor, which certificate shall certify the names of the officers of Debtor authorized to execute any documents hereunder or under any other related document on behalf of Debtor, together with specimen signatures of such officers, and CIT may conclusively rely on such certificate until receipt of a further certificate of the Secretary or Assistant Secretary of Debtor canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                                  (b)  Good Standing Certificates.  CIT shall
                 have received a good standing certificate for Debtor issued by the Secretary of State of Delaware and by the Secretary of State of each other state in which Debtor is qualified to do business.

                                  (c)  Charter Documents.  CIT shall have
                 received a copy of the certificate of incorporation of Debtor, duly certified by the Secretary of State of Delaware, as of a recent date acceptable to CIT, or a certificate of the Secretary or Assistant Secretary certifying that since October 30, 1991, there has been no amendment adopted or other change made with respect to Debtor's certificate of incorporation, together with a copy of the by-laws of Debtor, duly certified by the Secretary or Assistant Secretary, or a certificate of such person certifying that there has been no modification, amendment or change to such by-laws since the last date on which Debtor's by-laws were submitted and certified to CIT.

                                  (d)  Resolutions.  CIT shall have received a
                 certified copy of all corporate proceedings of Debtor evidencing that all actions required to be taken in connection with the authorization, execution, delivery and performance of this Fourth Amendment, the Further Notes, the other Fourth Amendment Loan Documents and the consummation of the transactions contemplated hereby and thereby, have been





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duly taken.

                                  (e)  Opinion of Debtor's Counsel.  CIT shall
                 have received the written opinion addressed to it of Weil, Gotshal & Manges, substantially in the form annexed hereto as Exhibit C.

                                  (f)  Execution of Fourth Amendment.  Debtor
                 and CIT shall have executed and delivered this Fourth
                 Amendment.

                                  (g)  Inspection of Collateral.  CIT shall
                 have had an opportunity to physically inspect all Equipment (including Equipment previously financed by CIT and Equipment being financed by the Fourth Amendment Loans), and shall have
                 (i) verified that the Equipment is at the location designated by Debtor with respect to each such item of Equipment, and
                 (ii) found the condition by the Equipment to be satisfactory. The costs of any such inspections performed by CIT, or its agents, shall be paid by Debtor.

                                  (h)  Certificate Regarding Collateral.  CIT
                 shall have received a certificate of the chief financial officer of Debtor, which shall have annexed to it a list of all Equipment previously financed by CIT, indicating the serial number and location of each such item of Equipment, and which shall certify to CIT that (i) each item of Equipment on the list is at the location appearing opposite such item of Equipment, and (ii) each such item is in good repair, condition and working order, in compliance with the requirements of Section 5.11(c) of the Original Loan Agreement.

                          3.2  Conditions of Each Fourth Amendment Loan.  CIT
shall not be required to make any Fourth Amendment Loan under this Fourth Amendment (including the first of the Fourth Amendment Loans) unless on the closing date of each Loan, each of the further conditions set forth in Section
3.2 of the Original Loan Agreement, to the extent applicable, shall be satisfied, or waived, except that (i) the representations and warranties referred to in subsection 3.2(h) of the Original Loan Agreement shall include, in addition to the representations and warranties contained in the Original Loan Agreement, or to the extent not applicable, be superseded by, the representations and warranties contained in this Fourth Amendment, (ii) the measurement date contained in subsection 3.2(i) of the Original Loan Agreement for determining the occurrence of a material adverse change shall be deleted and October 29, 1994 shall be substituted in its place, and (iii) the letters of credit previously provided by Debtor shall remain in effect and shall secure the payment of the Fourth Amendment Loans, as well as all prior Loans made by CIT, but no additional letter of credit shall be required.

                 SECTION 4.  REPRESENTATIONS AND WARRANTIES.

                          4.1  Reaffirmation.  In order to induce CIT to enter
into this Fourth Amendment and to make the Fourth Amendment Loans, Debtor hereby repeats each of the representations and warranties set forth in Section 4 of the Original Loan Agreement, except as modified or otherwise amended by this Fourth Amendment, as if set forth at length herein.

                          4.2  Power and Authority.  Debtor has full power,
authority and legal right to execute and deliver this Fourth Amendment, the Further Notes and each of the other Fourth Amendment Loan Documents, to perform its obligations hereunder and under the Fourth Amendment Loan Documents, to borrow hereunder and to grant the security interests created by the Original Loan Agreement or any other Loan Document.

                          4.3  Consents and Permits.  No consent of any other
party (including any stockholders, trustees or holders of any indebtedness of Debtor), and no consent, license, approval or authorization of, exemption by, or registration or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by Debtor of this Fourth Amendment, the Further Notes or any other Fourth Amendment Loan Documents, or the validity or enforceability of this Fourth Amendment, the Further Notes or any other Fourth Amendment Loan Document, including the enforcement by CIT of its rights and remedies hereunder or thereunder, other than those previously obtained or made or which will be obtained or made prior to the making of the first of the Fourth Amendment Loans.

                          4.4  No Legal Bar.  The execution, delivery and
performance by Debtor of this Fourth Amendment, the Further Notes and the other Fourth Amendment Loan Documents do not and will not violate any provision





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of any Applicable Laws or of any judgment, award, order, writ or decree of any court or Governmental Authority, will not violate any provision of the charter or by-laws of Debtor, and will not violate any provision of or cause a default under any mortgage, indenture, contract, agreement or other undertaking to which Debtor is a party or which purports to be binding upon Debtor or upon any of its assets, except any such violation or default, the consequences of which would not have a Material Adverse Effect, and will not result in the creation or imposition of any Lien on any of the assets of Debtor, other than the security interest created by the Original Loan Agreement.

                          4.5  Enforceability.  This Fourth Amendment and the
other Fourth Amendment Loan Documents have been duly authorized, executed and delivered by Debtor and constitute the legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except to the extent the enforcement of remedies provided for herein may be limited under applicable bankruptcy and insolvency laws and by applicable equitable principles. When executed and delivered, each Further Note will have been duly authorized, executed and delivered by Debtor and shall constitute a legal, valid and binding obligation of Debtor, enforceable in accordance with its terms.

                          4.6  Financial Condition of Debtor.  The consolidated
and consolidating financial statements of JPS Group and each of the JPS Group Subsidiaries (i) as at and for the fiscal year ended October 30, 1993, audited by Deloitte & Touche, and (ii) as at and for the fiscal year ended October 29, 1994, prepared internally by the Debtor, copies of which have heretofore been delivered to CIT, are complete and correct, have been prepared in accordance with GAAP (except in the case of interim financial statements, subject to normal year-end audit adjustments), and present fairly the financial position of JPS Group and each of the JPS Group Subsidiaries as at said dates and the results of its operations for the period ended on said dates. As of the date hereof, Debtor has no reason to believe that there will be any material variation between the Debtor's internally prepared financial statements for its fiscal year ended October 29, 1994 (in the form previously provided to CIT) and its audited financial statements for such fiscal year. There are no known material contingent liabilities or material liabilities for taxes which are not reflected in said financial statements or the notes thereto and there has been no material adverse change in the financial condition, business or operations of JPS Group or any of the JPS Group Subsidiaries since the dates of such statements.

                          4.7  Environmental Liabilities.  There have been no
material adverse changes or developments with respect to Debtor's environmental liabilities since the date of the Environmental Report.

                 SECTION 5.  GRANT OF SECURITY INTEREST

                 Debtor expressly acknowledges and agrees that the security interest granted pursuant to Section 6.1 of the Original Loan Agreement extends to and includes all of the Equipment financed by CIT pursuant to the terms of this Fourth Amendment and described in exhibits attached to Supplements delivered pursuant to this Fourth Amendment. Debtor further agrees that all of the Collateral previously granted to CIT pursuant to the terms of the Amended Loan Agreement, expressly including all letters of credit previously provided by Debtor, shall also serve as Collateral for the Fourth Amendment Loans, securing the payment and performance by Debtor of the Fourth Amendment Loans and the obligations of Debtor under the Amended Loan Agreement, as further amended by this Fourth Amendment. Debtor further agrees and confirms that all of the Collateral granted to CIT pursuant to this Fourth Amendment shall secure the payment and performance by Debtor of all prior Loans made pursuant to the terms of the Amended Loan Agreement, it being the intention of the parties that all Loans made pursuant to the Loan Agreement shall be cross-collateralized to the fullest extent permitted by law.

                 SECTION 6.  MISCELLANEOUS

                          6.1  Expenses.  Debtor agrees that the provisions of
Section 9.3 of the Original Loan Agreement shall apply equally to the negotiation, preparation, execution and delivery of this Fourth Amendment and the other Fourth Amendment Loan Documents, except that CIT shall be responsible for the payment of the first $5,000 of the legal fees of its counsel.

                          6.2  Commitment Fee.  CIT acknowledges receipt from
Debtor of a commitment fee in the amount of $25,000. Such amount shall be non-refundable under all circumstances and may be retained by CIT regardless of whether or not the transactions contemplated by this Fourth Amendment are consummated.





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                          6.3  Ratification.  Other than as specifically set
forth herein, Debtor hereby ratifies and confirms the Original Loan Agreement and all instruments and agreements relating thereto, as modified by all prior amendments through the date hereof, confirms that all of the foregoing remain in full force and effect, subject to the terms of this Fourth Amendment, and confirms that each of the foregoing is enforceable against Debtor in accordance with its terms, except to the extent the enforcement of the remedies provided for herein may be limited under applicable bankruptcy and insolvency laws and by applicable equitable principles.

                          6.4  Other Provisions.  Except as modified hereby,
the provisions of Section 9 of the Loan Agreement, captioned "Miscellaneous", are incorporated herein by reference as if set forth at length herein and apply equally to the terms of this Fourth Amendment.

                 IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    JPS CONVERTER AND INDUSTRIAL CORP.



                                    By:
                                     Name:
                                     Title:


                                    THE CIT GROUP/EQUIPMENT
                                      FINANCING, INC.



                                    By:
                                      Name:
                                      Title:





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